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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this registration statement on Form S-4 of Devon Delaware Corporation of our report dated January 20, 1999 to the shareholders of Northstar Energy Corporation, relating to the consolidated balance sheets of Northstar Energy Corporation and subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of operations and comprehensive income <loss>, stockholders' equity, and cash flows for each of the years then ended, which report appears in the December 31, 1998 annual report on Form 10-K of Devon Energy Corporation.

  We also consent to the reference to our firm under the heading "Experts" in the joint proxy statement/prospectus of Devon Energy Corporation and PennzEnergy Company.

                                          /s/ DELOITTE & TOUCHE LLP
                                          -------------------------------------
                                            Chartered Accountants

Calgary, Alberta
Canada
July 12, 1999